UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 13, 2018

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	80-0873306
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA	23230
(Address of principal executive offices)	(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2018 annual meeting of stockholders of Genworth Financial, Inc. (“Genworth”), held on December 13, 2018, the holders of Genworth’s Class A Common Stock entitled to vote at the meeting (1) elected all nine of the director nominees for the ensuing year, (2) approved, on an advisory basis, the compensation of Genworth’s named executive officers, (3) approved the 2018 Genworth Financial, Inc. Omnibus Incentive Plan and (4) ratified the selection of KPMG LLP as Genworth’s independent registered public accounting firm for 2018.

The final voting results were as follows:

Proposal 1

Election of directors
	Votes For	Votes Against	Abstentions	Broker Non-Votes
William H. Bolinder	339,409,245	10,905,474	1,205,602	90,708,457
G. Kent Conrad	339,400,879	10,949,643	1,169,799	90,708,457
Melina E. Higgins	328,269,784	22,078,111	1,172,426	90,708,457
Thomas J. McInerney	340,351,885	9,867,515	1,300,921	90,708,457
David M. Moffett	338,717,311	11,623,446	1,179,564	90,708,457
Thomas E. Moloney	340,438,344	9,894,941	1,187,036	90,708,457
Debra J. Perry	340,465,734	9,853,319	1,201,268	90,708,457
Robert P. Restrepo Jr.	340,376,614	9,949,526	1,194,181	90,708,457
James S. Riepe	337,419,375	12,779,982	1,320,964	90,708,457

Proposal 2

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Advisory vote to approve named executive officer compensation	194,140,279	155,807,823	1,572,219	90,708,457

Proposal 3

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Approval of the 2018 Genworth Financial, Inc. Omnibus Incentive Plan	322,621,238	27,737,705	1,161,378	90,708,457

Proposal 4

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ratification of the selection of KPMG LLP as the independent registered public accounting firm for 2017	431,785,524	8,518,574	1,924,680	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENWORTH FINANCIAL, INC.

Date: December 13, 2018	By:	/s/ Ward E. Bobitz
Ward E. Bobitz
Executive Vice President and General Counsel